UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 13, 2013

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2013, the Board of Directors (the “Board”) of TechPrecision Corporation (the “Company”) approved certain compensatory arrangements for Leonard M. Anthony’s service as Executive Chairman of the Company.  The arrangements for Mr. Anthony were recommended by the Compensation Committee of the Board (the “Compensation Committee”).  For his service as Executive Chairman (and in addition to any compensation Mr. Anthony receives as a member of the Board), Mr. Anthony will receive the following:  (i) cash compensation of $20,000 per month (prorated for any partial months) retroactive to May 13, 2013, for so long as Mr. Anthony holds the position of Executive Chairman; (ii) an award of stock options to purchase 100,000 shares of the Company’s common stock (“Common Stock”), granted pursuant to the TechPrecision Corporation 2006 Long-Term Incentive Plan, as amended (the “Plan”), with an exercise price of $0.67 per share, a term of ten years and which vests in three equal installments on each of the grant date and the first two anniversaries of the grant date, subject to Mr. Anthony’s continuous service as a member of the Board through the second anniversary of the grant date; and (iii) reimbursement of all documented expenses incurred incident to activities undertaken for the Company.

Additionally, in recognition of the extraordinary service and extra time devoted by each member of the Board during this transitional period while the Company does not have a permanent chief executive officer, on the recommendation of the Compensation Committee, the Board also approved awards of stock options to purchase 50,000 shares of Common Stock to each member of the Board other than Mr. Anthony (collectively, the “Board Options”).  The Board Options are extraordinary, one-time awards made outside the Plan.  The Board Options will have an exercise price of $0.67 per share, will have a term of ten years, and will vest in three equal installments on each of the grant date of such options and the first two anniversaries of such grant date, subject to such director’s continuous service as a member of the Board through the second anniversary of the grant date.  Although granted outside of the Plan, the terms and conditions of the Board Options will be substantially the same as options awarded under the Plan.  The Board Options will be awarded pursuant to award agreements in the form attached to this Current Report on Form 8-K as Exhibit 10.1.

Additionally, the Board determined that cash bonuses would not be earned by, or paid to, management for the recently ended fiscal year.  In light of this determination, to better align the interests of management with the Company’s stockholders and in recognition of each of their expanded roles during this transitional period, the Board also approved awards of stock options to purchase 150,000 and 40,000 shares of Common Stock to Robert Francis (president and general manager of Ranor Inc., a wholly-owned subsidiary of the Company) and Richard Fitzgerald (chief financial officer of the Company), respectively (collectively, the “Management Options”).  The Management Options were granted pursuant to the Plan, each with an exercise price of $0.67 per share, a term of ten years, and vest in three equal annual  installments starting on the first anniversary of the grant date, subject to such management employee’s continuous service with the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Form of Option Award Agreement for Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2013	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Form of Option Award Agreement for Directors